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                           Exhibit 11 - Statement Re:
                Supplemental Computation of Per Share Earnings*
                      Vivra Incorporated and Subsidiaries

                      Three Years Ended November 30, 1995

                                                                            Year ended November 30
                                                                     1995             1994              1993
                                                                 -----------------------------------------------
Primary:
  Weighted average shares outstanding                             36,474,000        32,111,000        30,282,000
    (a)  Stock options granted to employees, based on the
         treasury-stock method using average market price            678,000 (1)       816,000 (1)       940,000
                                                                 -----------------------------------------------
Total                                                             37,152,000        32,927,000        31,222,000
                                                                 ===============================================
Net earnings from continuing operations                          $38,528,000       $29,947,000       $24,218,000
Earnings from discontinued operations less applicable taxes               --                --           554,000
Gain on sale of discontinued operations less applicable taxes             --           697,000                --
                                                                 -----------------------------------------------
Net earnings                                                     $38,528,000       $30,644,000       $24,772,000
                                                                 ===============================================

Earnings per Share:
Net earnings from continuing operations                                $1.06              $.93              $.77
Earnings from discontinued operations                                     --                --               .02
Gain on sale of discontinued operations                                   --               .02                --
                                                                 -----------------------------------------------
Net earnings                                                           $1.06              $.95              $.79
                                                                 ===============================================

Fully diluted:
  Weighted average shares outstanding                             36,474,000        32,111,000        30,282,000
    (a)  Stock options granted to employees, based on the
         treasury-stock method using the year-end market
         price, if higher than average market price                  696,000 (1)       843,000 (1)       975,000
                                                                 -----------------------------------------------
Total                                                             37,170,000        32,954,000        31,257,000
                                                                 ===============================================

Net earnings from continuing operations                          $38,528,000       $29,947,000       $24,218,000
Earnings from discontinued operations less applicable taxes               --                --           554,000
Gain on sale of discontinued operations less applicable taxes             --           697,000                --
                                                                 -----------------------------------------------
Net earnings                                                     $38,528,000       $30,644,000       $24,772,000
                                                                 ===============================================

Earnings per Share:
  Net earnings from continuing operations                              $1.06              $.93              $.77
  Earnings from discontinued operations                                   --                --               .02
  Gain on sale of discontinued operations                                 --               .02                --
                                                                 -----------------------------------------------
Net earnings                                                           $1.06              $.95              $.79
                                                                 ===============================================


* Adjusted to reflect three-for-two stock splits payable to shareholders of record on November 22, 1995 and November 10, 1993, respectively.

(1) As the dilutive Common Stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the computation of earnings per share as shown in the Condensed Supplemental Consolidated Financial Statements.